Exhibit 10.1(q)

FOURTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of the 4th day of December, 2006, by AMERICAN WOODMARK CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

A. The Borrower and the Lender entered into a Financing and Security Agreement dated as of May 31, 2001, as modified by (i) a First Amendment to Financing and Security Agreement dated as May 28, 2003, (ii) a Second Amendment to Financing and Security Agreement dated as January 3, 2005, and (iii) a Third Amendment to Financing and Security Agreement dated as June 29, 2005 (the same, as amended, modified, substituted, extended, and renewed from time to time, collectively, the “Financing Agreement”).

B. The Financing Agreement provides for some of the agreements between the Borrower and the Lender with respect to the “Loans” (as defined in the Financing Agreement), including a revolving credit facility in an amount not to exceed $35,000,000 and a term loan facility in an amount not to exceed $10,000,000.

C. The Borrower and the Lender have wish to restate the definition of Fixed Charge Coverage Ratio and wish to execute this Agreement to memorialize such change.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

The Borrower represents and warrants to the Lender as follows:

a) Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification;

b) Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

c) The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;

d) All of Borrower’s representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of Borrower’s execution of this Agreement; and

e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

The Financing Agreement is hereby amended by deleting the definition of “Fixed Change Coverage Ratio” set for the in Section 1.1 (Certain Defined Terms) in its entirety and inserting the following in place thereof:

“Fixed Charge Coverage Ratio” means for any period, the ratio of (a) EBITDA plus operating lease payments to (b) the aggregate of all lease payments, interest expense, scheduled payments due on Indebtedness for Borrowed Money, dividends, share repurchases and cash income taxes paid; provided, however, share repurchases shall not be included in the denominator of such ratio in the event Borrower’s cash and Cash Equivalents, as reflected on the financial statements delivered to Lender pursuant to Section 5.1.1 (Financial Statements) hereof, for the applicable determination period is greater than or equal to Forty Million and No/100 Dollars ($40,000,000.00).”

The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

The Borrower acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrower in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, the Borrower hereby waiving and releasing any claims to the contrary.

The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrower agrees that the Lender may rely on a telecopy of any signature of the Borrower. The Lender agrees that the Borrower may rely on a telecopy of this Agreement executed by the Lender.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:	AMERICAN WOODMARK CORPORATION

/s/ Joanne C. Stead	By:	/s/ Glenn Eanes (SEAL)
	Name:	Glenn Eanes
	Title:	Vice President and Treasurer

WITNESS:	BANK OF AMERICA, N.A.

/s/ Derinda Hammond	By:	/s/ Barbara P. Levy (SEAL)
Barbara P. Levy
Senior Vice President